UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
—————————————
FORM 8-K
—————————————
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 22, 2023
—————————————
UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
—————————————

Delaware	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East,	Minnetonka,	Minnesota	55343
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
—————————————
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	UNH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

UnitedHealth Group (“the Company”) has entered into an agreement to sell its operations in Brazil to a private investor. The Company expects to close the sale in the first half of 2024, subject to regulatory and other closing conditions. Upon closing the Company expects to record a charge of approximately $7 billion, which will be excluded from adjusted earnings, the majority of which is non-cash and due to the cumulative impact of foreign currency translation losses. In connection with the action, the Company’s 2024 net earnings outlook will be impacted by the expected charge, while the Company is confirming the 2024 adjusted earnings outlook discussed at its November 29 Investor Conference.
Forward-Looking Statements
This Form 8-K may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. These statements involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors, including our ability to satisfy regulatory and other conditions to close the transaction.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2023

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Kuai H. Leong
Kuai H. Leong
Deputy Corporate Secretary